Exhibit 21
Subsidiaries of the Registrant

The following table provides a listing of the direct and indirect operating subsidiaries of the Registrant, the percent of voting stock held by the Registrant, and the jurisdiction of incorporation or organization in which each subsidiary was incorporated or organized.

		Percentage
	Jurisdiction of	Voting
	Incorporation	Stock held by
Subsidiaries of the Registrant	or Organization	Registrant

Citizens Acquisition Subsidiary Corporation	Kentucky	100%

Farmers Bank & Capital Trust Co.	Kentucky	100%

United Bank & Trust Company	Kentucky	100%

First Citizens Bank	Kentucky	100%

Lawrenceburg National Bank	Kentucky	100%

Farmers Bank and Trust Company	Kentucky	100%

Citizens National Bank of Jessamine County	Kentucky	100%

FCB Services, Inc.	Kentucky	100%

Kentucky General Holdings, LLC	Kentucky	100%

FFKT Insurance Services Company	Kentucky	100%

Farmers Capital Bank Trust I	Kentucky	100%

Farmers Capital Bank Trust II	Kentucky	100%

Citizens Bank of Northern Kentucky, Inc. [1]	Kentucky

KHL Holdings, LLC [2]	Kentucky

Kentucky Home Life Insurance Company [3]	Kentucky

Kentucky General Life Insurance Company, Inc. [4]	Kentucky

Leasing One Corporation [5]	Kentucky

Farmers Bank Realty Co. [5]	Kentucky

EG Properties, Inc.[5]	Kentucky

Farmers Capital Insurance Corporation [5]	Kentucky

Farmers Fidelity Insurance Agency, LLP [6]	Kentucky

Austin Park Apartments, LTD [7]	Kentucky

Frankfort Apartments II, LTD [8]	Kentucky

EH Properties, Inc.[9]	Kentucky

Pro Mortgage Partners, LLC [10]	Kentucky

EV Properties, Inc. [11]	Kentucky

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[1]	A wholly-owned subsidiary of Citizens Acquisition.

[2]	Kentucky General holds a 45% equity and 50% voting interest in KHL Holdings, LLC.

[3]	A wholly-owned subsidiary of KHL Holdings, LLC.

[4]	No stock issued; inactive company.

[5]	A wholly-owned subsidiary of Farmers Bank.

[6]	A fifty (50%) percent owned LLP of Farmers Insurance.

[7]	Farmers Bank has a 99% limited interest in this partnership.

[8]	Farmers Bank has a 99.9% limited interest in this partnership.

[9]	A wholly-owned subsidiary of First Citizens Bank.

[10]	A wholly-owned subsidiary of Farmers Georgetown.

[11]	A wholly-owned subsidiary of United Bank.

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